EXHIBIT 23




                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statement on Form S-8 listed below of The Diana Corporation of our report dated March 27, 1996 on the financial statements of Sattel Communications Company included in this Current Report on Form 8-K/A - Amendment No. 1.

     1.  Registration Statement on Form S-3
         (Registration No. 33-88392)

     2.  Registration Statement on Form S-3
         (Registration No. 333-1055)

     3.  Registration Statement on Form S-8
         (Registration No. 33-67188)




PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March 29, 1996